UNITED STATES
                    	  SECURITIES AND EXCHANGE COMMISSION
                         	  Washington D. C. 20549


                                	  FORM 8-K

		                 	     CURRENT REPORT

	Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): October 1, 2002


                          	    LINCOLN LOGS LTD.
         (Exact name of small business issuer as specified in its charter)

New York           			   0-12172                        14-1589242
(State or other jurisdiction   (Commission File Number)         (I.R.S. Employer
 of incorporation)                   Identification No.)     Identification No.)


	           5 Riverside Drive,  Chestertown, New York  12817
      	         (Address of principal executive offices)

            	             (518) 494 - 5500
            	       (issuer's telephone number)


Neither name, address nor fiscal year has changed since last report (Former name, former address and former fiscal year, if changed since last report.)



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ITEM 4. Changes in Registrant's Certifying Accountant.

On October 1, 2002, Lincoln Logs Ltd. ("the Company") received notification of resignation by letter dated September 30, 2002 from PricewaterhouseCoopers LLP ("PwC"), the Company's independent public accountant, that the client-auditor relationship between the Company and PwC has ceased. Since the Company did not initiate the change in accountants, the decision was not recommended or approved by the Company's audit committee.

In connection with its audits of the Company's financial statements for the fiscal years ended January 31, 2002 and 2001 and through October 1, 2002, there there were no disagreements with PwC regarding any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, had they existed and not been resolved to the satisfaction of PwC, would have caused them to make reference thereto in their report on the financial statements for such years.

PwC's reports on the financial statements for the past two years did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that PwC's reports issued in connection with the Company's financial statements for the fiscal years ended January 31, 2002 and 2001 included a separate paragraph regarding the Company's ability to continue operations as a going concern.

The Company has requested that PwC furnish it with a letter addressed to the United States Securities and Exchange Commission (the "SEC") stating whether it agrees with the above statements. The former auditor's letter is being filed as
Exhibit 16.2 to this Current Report on Form 8-K.


ITEM 7. Financial Statements and Exhibits.

	(a) Financial Statements of Businesses Acquired: N/A

	(b) Pro Forma Financial Information: N/A

	(c) Exhibits:

		16.2  Letter from PricewaterhouseCoopers LLP dated October 4, 2002



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					SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

						LINCOLN LOGS LTD.

						/ s /  William J. Thyne
						William J. Thyne
						Chief Financial Officer

						October 4, 2002




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					    EXHIBIT INDEX


Exhibit No.		Document

  16.2		Letter from PricewaterhouseCoopers LLP dated October 4, 2002





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Exhibit 16.2


		(LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP)


October 4, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Commissioners:

We have read the statements made by Lincoln Logs Ltd. (copy attached), which we understand will be filed with the Commission pursuant to Item 4 of Form 8-K as part of the Company's Form 8-K report dated October 1, 2002. We agree with the statements concerning our Firm in such Form 8-K.



Very truly yours,


PRICEWATERHOUSECOOPERS LLP





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